UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 19, 2007 (July 16, 2007)

JK ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32574 (Commission File Number)	87-0745202 (I.R.S. Employer Identification No.)
4400 Post Oak Parkway, Suite 2530, Houston, Texas 77027
(Address of principal executive offices) (Zip Code)
(713) 978-7557
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 8.01
On July 16, 2007, JK Acquisition Corp. (“JKA”) filed suit in the state district court of Harris County, Texas against Multi-Shot, LLC and twelve other named defendants. JKA is seeking injunctive relief and other damages related to various claims of breach of contract in connection with the First Amended and Restated Agreement and Plan of Merger previously entered into by JKA, Multi-Shot, LLC and other parties on February 14, 2007. Although JKA intends to diligently pursue its claims against Multi-Shot, LLC and the other named defendants on behalf of its stockholders, there is no assurance that JKA will ultimately obtain the remedies it is seeking.
FORWARD-LOOKING STATEMENTS
The information in this report contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934. Such statements are based upon current expectations that involve risks and uncertainties that may be outside of our control. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JK ACQUISITION CORP.
Date: July 19, 2007	By:	/s/ James P. Wilson
	Name:	James P. Wilson
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
None